CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Legg Mason Partners Premium Money Market Trust – Western Asset Premium U.S. Treasury Reserves (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2013 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Premium-	Legg Mason Partners Premium-
Money Market Trust	Money Market Trust
Western Asset Premium U.S. Treasury Reserves	Western Asset Premium U.S. Treasury Reserves

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: April 25, 2013	Date: April 25, 2013

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.